UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposal of Assets.

On June 1, 2023, Adaptimmune Therapeutics plc, a public limited company incorporated in England and Wales (“Adaptimmune”), completed the previously announced strategic combination contemplated by that certain Agreement and Plan of Merger, dated as of March 5, 2023, as amended by Amendment No. 1 to the Agreement and Plan of Merger entered into as of April 5, 2023 (as amended, the "Merger Agreement"), with TCR2 Therapeutics Inc., a Delaware corporation ("TCR2"), Adaptimmune, and CM Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Adaptimmune ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub merged with and into TCR2, with TCR2 surviving as a wholly-owned subsidiary of Adaptimmune (the "Merger").

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of TCR2 common stock, par value $0.0001 per share (the “TCR2 Common Stock") (other than shares of TCR2 Common Stock held by TCR2 as treasury stock or shares of TCR2 Common Stock owned by Adaptimmune, Merger Sub or any other direct or indirect wholly-owned subsidiary of Adaptimmune), including shares of TCR2 Common Stock underlying TCR2 restricted stock units that immediately vest upon a change of control of TCR2, was converted into the right to receive 1.5117 (the “Exchange Ratio”) Adaptimmune American Depositary Shares (“Adaptimmune ADSs”).

Each option to acquire shares of TCR2 Common Stock (each, a “TCR2 Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was assumed and substituted for an option to purchase a number of Adaptimmune ordinary shares, based on a calculation equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such TCR2 option immediately prior to the Effective Time multiplied by (ii) six times the Exchange Ratio (the “Ordinary Share Exchange Ratio”), with any fractional Adaptimmune ordinary shares rounded down to the nearest whole ordinary share (each, an “Adjusted Option”). The exercise price per share of such Adjusted Option equals the quotient of (i) the exercise price per share subject to such TCR2 Option immediately prior to the Effective Time divided by (ii) the Ordinary Share Exchange Ratio, with any fractional cents or pence rounded up to the nearest whole cent or penny, as applicable. Each award of restricted stock units with respect to shares of TCR2 Common Stock (other than restricted stock units that immediately vest upon a change of control) was assumed and substituted for a restricted stock unit-style option to purchase a number of Adaptimmune ordinary shares, based on a calculation equal to the product of (i) the total number of shares of TCR2 Common Stock subject to such TCR2 restricted stock unit immediately prior to the Effective Time and (ii) the Ordinary Share Exchange Ratio, with any fractional shares rounded down to the nearest whole Adaptimmune ordinary share.

The issuance of Adaptimmune ordinary shares, par value £0.001 per share, which are represented by Adaptimmune ADSs, and Adaptimmune ADSs issued in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-271145) filed by Adaptimmune with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on April 20, 2023.

The foregoing is a general description of the Merger and Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Adaptimmune’s Current Report on Form 8-K filed with the SEC on March 6, 2023 and is incorporated herein by reference.

The Merger Agreement has been filed by Adaptimmune with the SEC and has been described above to provide investors and Adaptimmune shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Adaptimmune, Merger Sub or TCR2 or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Adaptimmune’s shareholders or TCR2’s stockholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Adaptimmune, Merger Sub or TCR2 or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Adaptimmune and TCR2 publicly file with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In connection with the Merger and effective as of the Effective Time, Barbara Duncan and James Noble resigned as directors of Adaptimmune. The decision to resign by each of Ms. Duncan and Mr. Noble was not because of a disagreement with Adaptimmune or the board of directors of Adaptimmune (the “Adaptimmune Board”) or any matter relating to Adaptimmune’s operations, policies or practices.

Appointment of Directors

As previously disclosed, upon completion of the Merger and pursuant to the terms of the Merger Agreement, the Adaptimmune Board appointed Andrew R. Allen, M.D., Ph.D.; Priti Hegde, Ph.D.; and Garry E. Menzel, Ph.D., each of whom were members of the board of directors of TCR2, to serve as directors for a term commencing upon the Effective Time. The Adaptimmune Board appointed Dr. Allen as a member of the Remuneration Committee, Dr. Hegde as a member of the Corporate Governance and Nominating Committee and Dr. Menzel as a member of the Audit Committee commencing upon the Effective Time.

Dr. Menzel is the former President and Chief Executive Officer of TCR2. In connection with his separation from employment, on June 1, 2023, Dr. Menzel entered into a separation agreement with TCR2 (the “Separation Agreement”) pursuant to which, among other things, Dr. Menzel will be entitled to receive his final pay for all work performed, including accrued but unused vacation as of the separation date. Further, subject to his executing and not revoking a general release of claims in favor of TCR2 and its affiliates and continuing to be bound by his restrictive covenant obligations to TCR2, Dr. Menzel will be entitled to receive: (i) severance pay of $1,281,250.00 equal to his final base salary for a period of 18 months, payable in equal installments; (ii) an amount equal to Dr. Menzel’s 2023 annual bonus of $343,750.00; (iii) if eligible for COBRA, a lump sum payment equal to 18 months of the employer portion of premiums that TCR2 pays for active employees for the same level of group medical, dental and vision coverage; (iv) accelerated vesting of all equity-based awards subject to time-based vesting as of the separation date; and (v) outplacement services. In addition, and as a result of the completion of the Merger, Dr. Menzel will receive a transaction bonus equal to $171,875.00.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also, on June 1, 2023, Adaptimmune entered into letters of appointment with each of Drs. Allen, Hegde and Menzel (collectively, the “Letters of Appointment”). Under the terms of the Letters of Appointment, each new director will receive compensation in accordance with Adaptimmune’s non-executive director remuneration policy.

Subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, each of Drs. Allen, Hegde and Menzel will be awarded market value options to acquire ordinary shares in Adaptimmune on the condition that, at the time of the award of such share options, such individual continues to serve as a non-executive director. In addition, each of Drs. Allen, Hegde and Menzel will be eligible to receive fees for their service as a non-executive director set at the usual rate provided for in Adaptimmune’s compensation package for non-executive directors, payable monthly in arrears and subject to the deduction of applicable taxes and social security payments, or may elect to waive the fees and receive an additional grant of share options of equivalent value to the fees. All of these share options will vest on the first anniversary of the date they are granted. The share options will have an exercise price per ordinary share of not less than one sixth of the closing trading price of the Adaptimmune’s ADSs on or around the date of grant, translated from USD to GBP.

The Adaptimmune Board determined that each of Drs. Allen, Hegde and Menzel are independent directors under Rule 5605(a)(2) of the Nasdaq Listing Rules. None of Drs. Allen, Hegde or Menzel is party to any transaction with Adaptimmune that would require disclosure under Item 404(a) of Regulation S-K, and, except as described above, there are no arrangements or understandings between Drs. Allen, Hegde or Menzel and any other persons pursuant to which they were selected as a director.

The foregoing summary of the Letters of Appointment is qualified in its entirety by reference to the complete text of the Letters of Appointment, a copy of each of which is filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 1, 2023, Adaptimmune issued a press release announcing the completion of the Merger. The press release is attached as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, Exhibit 99.1 contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Adaptimmune intends to file the financial statements required by Item 9.01(a) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Adaptimmune intends to file the pro forma financial information required by Item 9.01(b) in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 5, 2023, by and among Adaptimmune, CM Merger Sub, Inc. and TCR[2] (incorporated by reference to Exhibit 2.1 of Adaptimmune’s Current Report on Form 8-K filed with the SEC on March 6, 2023)*

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 5, 2023, by and among Adaptimmune, CM Merger Sub, Inc. and TCR[2] (incorporated by reference to Exhibit 2.2 of Adaptimmune’s Registration Statement on Form S-4 (File No: 333-271145), filed with the SEC on April 5, 2023).

10.1	Separation Agreement, dated June 1, 2023, by and between TCR[2] and Garry E Menzel, PhD.

10.2	Letter of Appointment, dated June 1, 2023, by and between Adaptimmune and Andrew Allen.

10.3	Letter of Appointment, dated June 1, 2023, by and between Adaptimmune and Priti Hegde.

10.4	Letter of Appointment, dated June 1, 2023, by and between Adaptimmune and Garry Menzel.

99.1	Press Release of Adaptimmune, dated June 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptimmune Therapeutics plc

Date: June 1, 2023	By:	/s/ Margaret Henry
Name:	Margaret Henry
Title:	Corporate Secretary